NETGEAR® REPORTS SECOND QUARTER 2012 RESULTS

•	Second quarter 2012 net revenue of $320.7 million, as compared to $291.2 million in the comparable prior year quarter, 10.1% year-over-year growth

•	Second quarter 2012 non-GAAP net income of $24.6 million, as compared to $24.7 million in the comparable prior year quarter, decrease of 0.4% year-over-year

•	Second quarter 2012 non-GAAP diluted earnings per share of $0.64, as compared to $0.65 in the comparable prior year quarter, decrease of 1.5% year-over-year

•	Company expects third quarter 2012 net revenue to be in the range of $310 million to $325 million, with non-GAAP operating margin in the range of 11% to 12%

SAN JOSE, California - July 26, 2012 - NETGEAR, Inc. (NASDAQGM: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the second quarter ended July 1, 2012.

Net revenue for the second quarter ended July 1, 2012 was $320.7 million, as compared to $291.2 million for the second quarter ended July 3, 2011, and $325.6 million in the first quarter ended April 1, 2012. Net income, computed in accordance with GAAP, for the second quarter of 2012 was $21.5 million, or $0.56 per diluted share. This compared to GAAP net income of $20.6 million, or $0.54 per diluted share, for the second quarter of 2011, and GAAP net income of $25.1 million, or $0.65 per diluted share, in the first quarter of 2012.

Gross margin on a non-GAAP basis in the second quarter of 2012 was 29.9%, as compared to 31.7% in the year ago comparable quarter, and 31.0% in the first quarter of 2012. Non-GAAP operating margin was 11.0% in the second quarter of 2012, as compared to 11.9% in the second quarter of 2011, and 12.5% in the first quarter of 2012. Non-GAAP net income was $0.64 per diluted share in the second quarter of 2012, as compared to non-GAAP net income of $0.65 per diluted share in the second quarter of 2011, and non-GAAP net income of $0.73 per diluted share in the first quarter of 2012.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of purchased intangibles, stock-based compensation, restructuring and other charges, acquisition related compensation, impact to cost of sales from acquisition accounting adjustments to inventory, and litigation reserves. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR commented, “Despite the challenging macro environment in Europe, we are pleased that we finished the second quarter with double digit year-over-year worldwide revenue growth. We increased our R&D spend and we are excited about the 26 products introduced in Q2 as well as the new products planned for the rest of the year. We continued to see strong revenue growth and market share gain in Asia Pacific, the fastest growing region in the world.”

“Our Service Provider Business Unit net revenue for the quarter ended July 1, 2012 was up 3% sequentially, and up an impressive 19% over the prior year quarter. The second quarter was another record for quarterly net revenue for our Service Provider Business Unit. Our Commercial Business Unit net revenue was up 8% sequentially, and up 5% over the prior year quarter. Our Retail Business Unit net revenue for the quarter was down 12% sequentially, which is typical of second quarter seasonality. On a year-over-year basis, our Retail Business Unit net revenue was up 5%.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, said, “We are excited to announce that we have recently closed two acquisitions. First, in June 2012 we acquired select assets of a small engineering operation in India to enhance our small campus wireless LAN product offerings in our Commercial Business Unit. Additionally on July 2nd, we closed the acquisition of privately held AVAAK, Inc., creators of the VueZoneTM home video monitoring system and the only completely wire-free IP cameras on the market. This acquisition gives us entry into the smart home market and is expected to be accretive in the second half of 2013. VueZone products and subscription services are currently sold online in the United States and we plan to roll them out both online and in stores worldwide over the next 6 to 12 months. In aggregate we invested approximately $31 million in cash for these two acquisitions which we expect to help us achieve our longer term growth objectives.”

Looking forward, Mr. Lo added, “We expect our Service Provider Business Unit revenue to decline in the coming quarter due to reduced marketing activities among our customers. However, in the third quarter we expect that our Retail and Commercial Business Units will benefit from the increased market demand generated by the back to school season. We also expect to introduce about 25 new products in Q3. Specifically, for the third quarter of 2012, we expect net revenue in the range of approximately $310 million to $325 million, with non-GAAP operating margin to be in the range of 11% to 12%.”

Investor Conference Call / Webcast Details
NETGEAR will review the second quarter 2012 results and discuss management's expectations for the third quarter of 2012 today, Thursday, July 26, 2012 at 5 p.m. EDT (2 p.m. PDT). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR's website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight EDT (9 p.m. PDT) on Thursday, August 2, 2012 by telephone at (858) 384-5517 and via the web at http://investor.netgear.com. The account number to access the phone replay is 397662.

About NETGEAR, Inc.
NETGEAR (NASDAQGM: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. For consumers, the company makes high performance, dependable and easy to use home networking, storage and digital media products to connect people with the Internet and their content and devices. For businesses, NETGEAR provides networking, storage and security solutions without the cost and complexity of Big IT. The company also supplies top service providers with retail proven, whole home solutions for their customers. NETGEAR products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in approximately 32,000 retail locations around the globe, and through approximately 42,000 value-added resellers. The company's headquarters are in San Jose, Calif., with additional offices in 25 countries. NETGEAR is an ENERGY STAR partner. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2012 NETGEAR, Inc. NETGEAR, the NETGEAR logo and VueZone are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
Christopher Genualdi
The Ruth Group
(646) 536-7032
cgenualdi@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words "anticipate", "expect", "believe", "will", "may", "should", "estimate", "project", "outlook", "forecast" or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.'s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements, among others, regarding NETGEAR's expected revenue and operating margin, expectations on the performance of the two recent acquisitions, including expectations regarding VueZone worldwide roll out and achievement of long term objectives, expectations regarding a potential slow down in service provider business unit performance in the third quarter, and expectations regarding retail and commercial business unit performance relating to back to school demand, and the number of new products to be introduced in the third quarter. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR's customers; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources; changes in the Company's stock price and developments in the business that could increase the Company's cash needs, fluctuations in foreign exchange rates, and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 40 through 58, in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2012, filed with the Securities and Exchange Commission on May 8, 2012. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:
To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 1, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$157,155	$208,898
Short-term investments	203,273	144,797
Accounts receivable, net	271,769	261,307
Inventories	152,820	163,724
Deferred income taxes	22,482	23,088
Prepaid expenses and other current assets	36,226	32,415
Total current assets	843,725	834,229
Property and equipment, net	17,282	15,884
Intangibles, net	23,088	20,956
Goodwill	88,985	85,944
Other non-current assets	15,058	14,357
Total assets	$988,138	$971,370

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$101,176	$117,285
Accrued employee compensation	19,157	26,896
Other accrued liabilities	120,519	120,480
Deferred revenue	25,478	40,093
Income taxes payable	—	4,207
Total current liabilities	266,330	308,961
Non-current income taxes payable	16,818	18,657
Other non-current liabilities	5,443	4,995
Total liabilities	288,591	332,613
Stockholders' equity:
Common stock	38	38
Additional paid-in capital	379,086	364,243
Cumulative other comprehensive income	116	23
Retained earnings	320,307	274,453
Total stockholders' equity	699,547	638,757
Total liabilities and stockholders' equity	$988,138	$971,370

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2012	April 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011

Net revenue	$320,655	$325,620	$291,240	$646,275	$570,063
Cost of revenue	226,017	225,771	200,863	451,788	391,900
Gross profit	94,638	99,849	90,377	194,487	178,163
Operating expenses:
Research and development	14,757	14,121	11,350	28,878	22,364
Sales and marketing	37,677	38,970	39,036	76,647	75,684
General and administrative	11,219	10,413	10,548	21,632	20,193
Restructuring and other charges	—	—	2,094	—	2,094
Litigation reserves, net	—	151	(225)	151	(278)
Total operating expenses	63,653	63,655	62,803	127,308	120,057
Income from operations	30,985	36,194	27,574	67,179	58,106
Interest income	116	119	106	235	235
Other income (expense), net	354	(601)	(341)	(247)	(671)
Income before income taxes	31,455	35,712	27,339	67,167	57,670
Provision for income taxes	9,933	10,565	6,742	20,498	15,884
Net income	$21,522	$25,147	$20,597	$46,669	$41,786

Net income per share:
Basic	$0.57	$0.67	$0.56	$1.23	$1.14
Diluted	$0.56	$0.65	$0.54	$1.21	$1.11

Weighted average shares outstanding used to compute net income per share:
Basic	37,978	37,796	37,017	37,886	36,712
Diluted	38,595	38,576	37,968	38,612	37,680

Stock-based compensation expense was allocated as follows:
Cost of revenue	$278	$270	$243	$548	$478
Research and development	677	611	606	$1,288	1,267
Sales and marketing	1,191	1,194	1,384	$2,385	2,685
General and administrative	1,249	1,317	1,275	$2,566	2,450

NETGEAR, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding amortization of purchased intangibles, stock-based compensation, restructuring and other charges, acquisition related compensation, impact to cost of sales from acquisition accounting adjustments to inventory, and litigation reserves, net of tax.

(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2012	April 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011

Net revenue	$320,655	$325,620	$291,240	$646,275	$570,063
Cost of revenue	224,723	224,554	198,822	449,277	388,267
Gross profit	95,932	101,066	92,418	196,998	181,796

Operating expenses:
Research and development	14,080	13,510	10,724	27,590	21,057
Sales and marketing	36,486	37,776	37,652	74,262	72,999
General and administrative	9,970	9,096	9,273	19,066	17,743
Total operating expenses	60,536	60,382	57,649	120,918	111,799
Income from operations	35,396	40,684	34,769	76,080	69,997
Interest income	116	119	106	235	235
Other income (expense), net	354	(601)	(341)	(247)	(671)
Income before income taxes	35,866	40,202	34,534	76,068	69,561
Provision for income taxes	11,262	12,094	9,873	23,356	20,739
Net income	$24,604	$28,108	$24,661	$52,712	$48,822

Net income per share:
Basic	$0.65	$0.74	$0.67	$1.39	$1.33
Diluted	$0.64	$0.73	$0.65	$1.37	$1.30

Weighted average shares outstanding used to compute net income per share:
Basic	37,978	37,796	37,017	37,886	36,712
Diluted	38,595	38,576	37,968	38,612	37,680

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Six Months Ended
	July 1, 2012	April 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011

GAAP gross profit	$94,638	$99,849	$90,377	$194,487	$178,163
Amortization of intangible assets	1,016	947	1,189	1,963	2,546
Stock-based compensation expense	278	270	243	548	478
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	609	—	609
Non-GAAP gross profit	$95,932	$101,066	$92,418	$196,998	$181,796
Non-GAAP gross margin	29.9%	31.0%	31.7%	30.5%	31.9%

GAAP research and development	$14,757	$14,121	$11,350	$28,878	$22,364
Stock-based compensation expense	(677)	(611)	(606)	(1,288)	(1,267)
Acquisition related compensation	—	—	(20)	—	(40)
Non-GAAP research and development	$14,080	$13,510	$10,724	$27,590	$21,057

GAAP sales and marketing	$37,677	$38,970	$39,036	$76,647	$75,684
Stock-based compensation expense	(1,191)	(1,194)	(1,384)	(2,385)	(2,685)
Non-GAAP sales and marketing	$36,486	$37,776	$37,652	$74,262	$72,999

GAAP general and administrative	$11,219	$10,413	$10,548	$21,632	$20,193
Stock-based compensation expense	(1,249)	(1,317)	(1,275)	(2,566)	(2,450)
Non-GAAP general and administrative	$9,970	$9,096	$9,273	$19,066	$17,743

GAAP total operating expenses	$63,653	$63,655	$62,803	$127,308	$120,057
Stock-based compensation expense	(3,117)	(3,122)	(3,265)	(6,239)	(6,402)
Restructuring and other charges	—	—	(2,094)	—	(2,094)
Acquisition related compensation	—	—	(20)	—	(40)
Litigation reserves, net	—	(151)	225	(151)	278
Non-GAAP total operating expenses	$60,536	$60,382	$57,649	$120,918	$111,799

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	July 1, 2012	April 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011

GAAP operating income	$30,985	$36,194	$27,574	$67,179	$58,106
Amortization of intangible assets	1,016	947	1,189	1,963	2,546
Stock-based compensation expense	3,395	3,392	3,508	6,787	6,880
Restructuring and other charges	—	—	2,094	—	2,094
Acquisition related compensation	—	—	20	—	40
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	609	—	609
Litigation reserves, net	—	151	(225)	151	(278)
Non-GAAP operating income	$35,396	$40,684	$34,769	$76,080	$69,997
Non-GAAP operating margin	11.0%	12.5%	11.9%	11.8%	12.3%

GAAP net income	$21,522	$25,147	$20,597	$46,669	$41,786
Amortization of intangible assets	1,016	947	1,189	1,963	2,546
Stock-based compensation expense	3,395	3,392	3,508	6,787	6,880
Restructuring and other charges	—	—	2,094	—	2,094
Acquisition related compensation	—	—	20	—	40
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	609	—	609
Litigation reserves, net	—	151	(225)	151	(278)
Tax effect	(1,329)	(1,529)	(3,131)	(2,858)	(4,855)
Non-GAAP net income	$24,604	$28,108	$24,661	$52,712	$48,822

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share	$0.56	$0.65	$0.54	$1.21	$1.11
Amortization of intangible assets	0.03	0.02	0.03	0.05	0.07
Stock-based compensation expense	0.09	0.09	0.09	0.18	0.18
Restructuring and other charges	—	—	0.06	—	0.06
Acquisition related compensation	—	—	0.00	—	0.00
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	0.02	—	0.02
Litigation reserves, net	—	0.00	(0.01)	0.00	(0.01)
Tax effect	(0.04)	(0.03)	(0.08)	(0.07)	(0.13)
Non-GAAP net income per diluted share	$0.64	$0.73	$0.65	$1.37	$1.30

SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory and headcount)
(Unaudited)

	Three Months Ended
	July 1, 2012	April 1, 2012	December 31, 2011	October 2, 2011	July 3, 2011

Cash, cash equivalents and short-term investments	$360,428	$369,420	$353,695	$321,059	$277,896
Cash, cash equivalents and short-term investments per diluted share	$9.34	$9.58	$9.24	$8.43	$7.32

Accounts receivable, net	$271,769	$249,208	$261,307	$218,653	$209,960
Days sales outstanding (DSO)	77	70	76	66	66

Inventories	$152,820	$134,314	$163,724	$135,963	$137,789
Ending inventory turns	5.9	6.7	5.2	6.0	5.8

Weeks of channel inventory:
U.S. retail channel	12.3	9.8	7.3	10.0	10.6
U.S. distribution channel	8.6	8.6	9.0	6.6	6.6
EMEA distribution channel	4.1	5.0	5.4	4.3	5.5
APAC distribution channel	5.7	5.6	6.7	3.9	5.1

Deferred revenue	$25,478	$25,156	$40,093	$23,934	$22,843

Headcount	818	810	791	756	731
Non-GAAP diluted shares	38,595	38,576	38,260	38,080	37,968

NET REVENUE BY GEORGRAPHY

	Three Months Ended						Six Months Ended
	July 1, 2012		April 1, 2012		July 3, 2011		July 1, 2012		July 3, 2011
Americas	$163,438	51%	$168,355	52%	$149,526	51%	$331,793	51%	$281,473	49%
EMEA	117,815	37%	125,081	38%	110,331	38%	242,896	38%	232,951	41%
APAC	39,402	12%	32,184	10%	31,383	11%	71,586	11%	55,639	10%
Total	$320,655	100%	$325,620	100%	$291,240	100%	$646,275	100%	$570,063	100%

NET REVENUE BY SEGMENT

	Three Months Ended						Six Months Ended
	July 1, 2012		April 1, 2012		July 3, 2011		July 1, 2012		July 3, 2011
Retail	$113,824	36%	$128,977	40%	$107,869	38%	242,801	38%	224,994	40%
Commercial	80,626	25%	74,632	23%	77,112	26%	155,258	24%	156,734	27%
Service Provider	126,205	39%	122,011	37%	106,259	36%	248,216	38%	188,335	33%
Total	$320,655	100%	$325,620	100%	$291,240	100%	646,275	100%	570,063	100%